UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

KKR Financial Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32542	20-1426618
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2007, Patrick Cowell resigned as a member of the board of directors of KKR Financial Corp. (the “Company”), effective January 31, 2007.

Item 8.01               Other Events.

On February 1, 2007, the Company issued a press release announcing that its board of directors had declared a cash distribution for the quarter ended December 31, 2006 on the Company’s common stock of $0.54 per share.  The distribution will be payable on February 28, 2007 to stockholders of record as of the close of business on February 15, 2007.

A copy of the press release announcing the cash distribution is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 8.01.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
99.1	Press Release dated February 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Corp.
(Registrant)
Date: February 1, 2007	By:	/s/ JEFFREY B. VAN HORN
Jeffrey B. Van Horn
Chief Financial Officer
(Principal Financial and Accounting Officer)